Exhibit 1.1

Nuveen Long/Short Commodity Total Return Fund

(a Delaware statutory trust)

[—] Shares

UNDERWRITING AGREEMENT

October [—], 2012

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

[OTHER CO-LEADS]

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Nuveen Long/Short Commodity Total Return Fund, a Delaware statutory trust (the “Fund”), its manager, Nuveen Commodities Asset Management, LLC, a Delaware limited liability company (the “Manager”), its commodity subadvisor, Gresham Investment Management, LLC, a Delaware limited liability company (the “Commodity Subadvisor”), and its collateral subadvisor, Nuveen Asset Management, LLC, a Delaware corporation (the “Collateral Subadvisor”), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), [OTHER CO-LEADS] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, [—], [—] and Nuveen are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of the Fund (“Shares”) set forth in said Schedule A and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [—] additional Shares. The aforesaid [—] of Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [—] Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-174764), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and paragraph (b) of Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective, but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A, is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective and each prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor. The Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Commodity Exchange Act of 1936, as amended (the “CEA”), and the rules and regulations of the Commodity Futures Trading Commission promulgated thereunder (the “CFTC Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:00 P.M. (Eastern time) on October [•], 2012 or such other time as agreed to by the Fund and Merrill Lynch.

“General Disclosure Package” means any Issuer Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Fund, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Fund’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Preliminary Prospectus and the Prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, and the Prospectus, complied when so filed in all material respects with the 1933 Act, the 1933 Act Regulations, the CEA and the CFTC Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Rules and Regulations relating to the payment of filing fees thereof.

(ii) Compliance with CEA and CFTC Rules and Regulations. All necessary actions required under the CEA and the CFTC Rules and Regulations to permit the offer and sale of the Securities and the use of the Prospectus and any Issuer Free Writing Prospectus for such purpose have been taken.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. [The Fund has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.]

(iv) Fund Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Fund be considered an ineligible issuer.

(v) Independent Registered Public Accounting Firm. The independent registered public accounting firm that certified the statement of assets and liabilities included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi) Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly the financial position of the Fund at the date indicated and has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

(vii) Expense Summary. The information set forth in the Prospectus in the “Fees and Expenses” section has been prepared in accordance with the requirements of Form S-1 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(viii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares.

(ix) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify does not have a Material Adverse Effect on the Fund.

(x) No Subsidiaries. The Fund has no subsidiaries.

(xi) Capitalization. The authorized, issued and outstanding shares of the Fund are as set forth in the Prospectus. All issued and outstanding shares of the Fund have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of the Fund were issued in violation of the preemptive or other similar rights of any security holder of the Fund.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; except as described in the Prospectus, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Fund.

(xiii) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its trust agreement, as amended from time to time, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (together with the trust agreement, the “Agreements and Instruments”), except, with respect to (ii) only, for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of October [—], 2012, between the Fund and the Manager (the “Investment Management Agreement”), the Commodity Sub-Advisory Agreement dated as of October [—], 2012, by and among the Fund, the Manager and the Commodity Subadvisor (the “Commodity Sub-Advisory Agreement”), the Collateral Sub-Advisory Agreement dated as of October [—], 2012, by and among the Fund, the Manager and the Collateral Subadvisor (the “Collateral Sub-Advisory Agreement”), the Master Custodian Agreement between the Fund and State Street Bank and Trust Company, dated as to the Fund as of October [—], 2012 (the “Custodian Agreement”), and the Transfer Agency and Service Agreement between the Fund and State Street Bank and Trust Company, dated as of October [—], 2012 (the “Transfer Agency Agreement”) and any other material agreements and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Net Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary statutory trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the trust agreement of the Fund, as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (including the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder). The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the General Disclosure Package, including ordinary routine litigation incidental to the Fund’s business, could not reasonably be expected to result in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1933 Act Regulations, the CEA and the CFTC Rules and Regulations which have not been so described and filed as required.

(xvi) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”), if any, necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the CEA, the CFTC Rules and Regulations, the rules of the NYSE MKT Equities Exchange (the “NYSE MKT”), state securities laws, the filing requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the filing requirements of the National Futures Association, Inc. (“NFA”).

(xviii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”), if any, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor and used in connection with the public offering of the Securities (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and Regulations and the rules and regulations and interpretations of FINRA and the NFA.

(xx) Insurance. The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Fund has not been denied any insurance coverage which it has sought or for which it has applied.

(xxi) Material Lending or Other Relationship. Except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, the Fund (A) does not have any material lending or other relationship with any bank or lending affiliate of Merrill Lynch and (B) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Merrill Lynch.

(xxii) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Fund or any of the Manager’s officers, acting on behalf of the Fund, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxiii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus, the General Disclosure Package or the Sales Material.

(xxiv) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, and the Internal Revenue Code of 1986, as amended; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxv) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxvi) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Fund has filed all tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Fund. The charges, accruals and reserves on the books of the Fund in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for such years, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvii) Investment Company Act. The Fund is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii) Absence of Manipulation. Neither the Fund nor any affiliate of the Fund has taken, directly or indirectly, any action which is designed, or might reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities.

(xxix) Foreign Corrupt Practices Act of 1977. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund or employee or agent of the Manager is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi) Absence of Undisclosed Payments. Neither the Fund nor the Manager nor any employee or agent of the Fund or the Manager has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxxii) Material Agreements. This Agreement, the Investment Management Agreement, the Commodity Sub-Advisory Agreement, the Collateral Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xxxiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxxiv) NYSE MKT Listing. The Securities have been duly authorized for listing, upon notice of issuance, on the NYSE MKT and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.

(xxxv) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus are based on and derived from sources that the Fund believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Manager, on behalf of the Fund, has obtained written consent to the use of such data from such sources.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

(i) Good Standing of the Manager. The Manager has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

(ii) Commodity Trading Advisor and Commodity Pool Operator Status. The Manager is a member in good standing of the NFA and is duly registered with the CFTC as a commodity trading advisor and a commodity pool operator, and is not prohibited by the CFTC Rules and Regulations or the rules and regulations of NFA (the “NFA Rules and Regulations”) from acting under the Investment Management Agreement, the Commodity Sub-Advisory Agreement or the Collateral Sub-Advisory Agreement, as contemplated by the Prospectus.

(iii) Description of the Manager. The description of the Manager in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (and any amendment or supplement to any of them) complied and complies with the provisions of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and Regulations and the NFA Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Manager has available to it the financial resources necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and under the Investment Management Agreement, the Structuring Fee Agreement between the Manager and Merrill Lynch dated as of October [—], 2012 (the “ML Structuring Fee Agreement”), the Structuring Fee Agreement between the Manager and [—] dated as of October [—], 2012 (the “[—] Structuring Fee Agreement”) and the Structuring Fee Agreement between the Manager and [—] dated as of October [—], 2012 (the “[—] Structuring Fee Agreement” and together with the ML Structuring Fee Agreement and [—] Structuring Fee Agreement, the “Structuring Fee Agreements”).

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement, the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements have each been duly authorized, executed and delivered by the Manager, and assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Manager, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law; and neither the execution and delivery of any of this Agreement, the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements nor the performance by the Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Manager is a party or by which it is bound, the organizational documents of the Manager, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Manager of the transactions contemplated by this Agreement, the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements or except as have been obtained or may be required by the 1933 Act, the 1933 Act Regulations, the NFA Rules and Regulations, the NYSE MKT or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a Material Adverse Effect on the ability of the Manager to perform its obligations under any of this Agreement, the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Manager, threatened against or affecting the Manager or any parent or subsidiary of the Manager or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager, to materially and adversely affect the properties or assets of the Manager or to materially impair or adversely affect the ability of the Manager to function as an investment adviser, commodity trading advisor and a commodity pool operator or perform its obligations under the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(viii) Absence of Violation or Default. The Manager is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a Material Adverse Effect on the ability of the Manager to perform its obligations under the Investment Management Agreement, the ML Structuring Fee Agreement and the Structuring Fee Agreements.

(ix) Money Laundering Laws. The operations of the Manager and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Manager, threatened.

(x) Foreign Corrupt Practices Act of 1977. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xi) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund or employee or agent of the Manager is currently subject to any U.S. sanctions administered by OFAC; and the Fund will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xii) Internal Controls. The Manager maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c) Representations and Warranties by the Commodity Subadvisor. The Commodity Subadvisor represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter, as follows:

(i) Good Standing of the Commodity Subadvisor. The Commodity Subadvisor has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

(ii) Commodity Trading Advisor Status. The Commodity Subadvisor is a member in good standing of the NFA and is duly registered with the CFTC as a commodity trading advisor, and is not prohibited by CFTC Rules and Regulations or NFA Rules and Regulations from acting under the Commodity Sub-Advisory Agreement as contemplated by the Prospectus.

(iii) Description of the Commodity Subadvisor. The description of the Commodity Subadvisor in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (and any amendment or supplement to either of them), including, without limitation, the performance information for the Commodity Subadvisor under “Gresham Performance Record” in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (and any amendment or supplement to either of them), complied and complies with the provisions of the 1933 Act, the 1933 Act Regulations, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the rules and regulations of the Commission under the Advisers Act (the “Advisers Act Rules and Regulations”), the CFTC Rules and Regulations and the NFA Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Commodity Subadvisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and the Commodity Sub-Advisory Agreement.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Commodity Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Commodity Subadvisor, and assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Commodity Subadvisor, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law; and neither the execution and delivery of this Agreement or the Commodity Sub-Advisory Agreement nor the performance by the Commodity Subadvisor of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Commodity Subadvisor is a party or by which it is bound, the organizational documents of the Commodity Subadvisor, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the

Commodity Subadvisor or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Commodity Subadvisor of the transactions contemplated by this Agreement and the Commodity Sub-Advisory Agreement or except as have been obtained or may be required by the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and Regulations, the NFA Rules and Regulations, the NYSE MKT or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a Material Adverse Effect on the ability of the Commodity Subadvisor to perform its obligations under any of this Agreement and the Commodity Sub-Advisory Agreement.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Commodity Subadvisor, threatened against or affecting the Commodity Subadvisor or any parent or subsidiary of the Commodity Subadvisor or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Commodity Subadvisor, to materially and adversely affect the properties or assets of the Commodity Subadvisor or to materially impair or adversely affect the ability of the Commodity Subadvisor to function as a commodity trading advisor or perform its obligations under the Commodity Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(viii) Money Laundering Laws. The operations of the Commodity Subadvisor and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Commodity Subadvisor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Commodity Subadvisor, threatened.

(ix) Foreign Corrupt Practices Act of 1977. Neither the Commodity Subadvisor nor, to the knowledge of the Commodity Subadvisor, any member, officer, agent, employee or affiliate of the Commodity Subadvisor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Commodity Subadvisor, and to the knowledge of the Commodity Subadvisor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) OFAC. Neither the Commodity Subadvisor nor, to the knowledge of the Commodity Subadvisor, any member, officer, agent, employee or affiliate of the Commodity Subadvisor is currently subject to any U.S. sanctions administered by OFAC; and the Commodity Subadvisor will not cause the Fund to, directly or indirectly, use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xi) Internal Controls. The Commodity Subadvisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Commodity Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets managed or under the control of the Commodity Subadvisor is permitted only in accordance with its management’s general or specific authorization.

(d) Representations and Warranties by the Collateral Subadvisor. The Collateral Subadvisor represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter, as follows:

(i) Good Standing of the Collateral Subadvisor. The Collateral Subadvisor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect.

(ii) Investment Adviser Status. The Collateral Subadvisor is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act Rules and Regulations from acting under the Collateral Sub-Advisory Agreement as contemplated by the Prospectus.

(iii) Description of the Collateral Subadvisor. The description of the Collateral Subadvisor in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (and any amendment or supplement to either of them), complied and complies with the provisions of the 1933 Act, the 1933 Act Regulations, the Advisers Act, the Advisers Act Rules and Regulations, the CFTC Rules and Regulations and the NFA Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Collateral Subadvisor has available to it the financial resources necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and the Collateral Sub-Advisory Agreement.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Collateral Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Collateral Subadvisor, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Collateral Subadvisor, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law; and neither the execution and delivery of any of this Agreement and the Collateral Sub-Advisory Agreement nor the performance by the Collateral Subadvisor of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Collateral Subadvisor is a party or by which it is bound, the organizational documents of the Collateral Subadvisor, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Collateral Subadvisor or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Collateral Subadvisor of the transactions contemplated by this Agreement and the Collateral Sub-Advisory Agreement or except as have been obtained or may be required by the 1933 Act, the 1933 Act Regulations, the NYSE MKT or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of the Collateral Subadvisor to perform its obligations under this Agreement or the Collateral Sub-Advisory Agreement.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Collateral Subadvisor, threatened against or affecting the Collateral Subadvisor or any parent or subsidiary of the Collateral Subadvisor or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Collateral Subadvisor, to materially and adversely affect the properties or assets of the Collateral Subadvisor or to materially impair or adversely affect the ability of the Collateral Subadvisor to function as an investment adviser, or perform its obligations under the Collateral Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(viii) Money Laundering Laws. The operations of the Collateral Subadvisor and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Collateral Subadvisor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Collateral Subadvisor, threatened.

(ix) Foreign Corrupt Practices Act of 1977. Neither the Collateral Subadvisor nor, to the knowledge of the Collateral Subadvisor, any officer, agent, employee or affiliate of the Collateral Subadvisor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Collateral Subadvisor, and to the knowledge of the Collateral Subadvisor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) OFAC. Neither the Collateral Subadvisor nor, to the knowledge of the Collateral Subadvisor, any officer, agent, employee or affiliate of the Collateral Subadvisor or employee is currently subject to any U.S. sanctions administered by OFAC; and the Collateral Subadvisor will not cause the Fund to, directly or indirectly, use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xi) Internal Controls. The Collateral Subadvisor maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Collateral Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets managed or under the control of the Collateral Subadvisor is permitted only in accordance with its management’s general or specific authorization.

(e) Officer’s Certificates. Any certificate signed by any officer of the Manager on behalf of the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B-1, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Shares in the aggregate at the price per share set forth in Schedule B-1, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon written notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than the second day after the date on which the option is being exercised and shall be no later than seven full business days after the exercise of said option; provided, however, that if the Underwriters exercise the option prior to the Closing Time, as hereinafter defined, the Date of Delivery shall be at the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Fund, at [10:00 A.M.] (Eastern time) on the [third] ([fourth], if the pricing occurs after [6:30 P.M.] (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than [ten] business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates, if any, for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, will not be issued, other than the Global Certificate for Shares (the “Global Certificate”) issued to The Depository Trust Company. The Global Certificate for the Initial Securities and the Option Securities, if any, will be made available for examination by the Representatives in the City of New York not later than [10:00 A.M.] (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants.

The Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor, jointly and severally, covenant with each Underwriter (with the exception of Section 3(p), whereby the Underwriters severally, and not jointly, covenant with the Fund and the Manager) as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933

Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will promptly effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order or suspension of the Registration Statement, and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. For a period of one year immediately following the Closing Time, the Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel to the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly (A) give the

Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Fund shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Fund has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Fund will make generally available to its security holders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Prospectus under “Use of Net Proceeds.”

(i) Listing. The Fund will use its reasonable best efforts to cause the Securities to be duly authorized for listing by the NYSE MKT, prior to the date the Securities are issued.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Fund issues an earnings release or material news or a material event relating to the Fund occurs or (2) prior to the expiration of the 180-day restricted period, the Fund announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Fund, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder, respectively. Additionally, the Fund shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 of the 1933 Act.

(l) Sarbanes-Oxley Act. The Fund will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the officers of the Manager, on behalf of the Fund, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m) No Manipulation of Market for Securities. The Fund will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws and (ii) except for share repurchases permitted in accordance with applicable laws, until the Closing Time, or the Date of Delivery, if any, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(n) Issuer Free Writing Prospectuses. The Fund agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Fund with the Commission or retained by the Fund under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Fund represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Fund will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(o) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel and the independent registered public accounting firm, (v) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE MKT and (xi) the printing of any Sales Material, including any Issuer Free Writing Prospectus. Nuveen Investments, LLC has agreed to reimburse all of the Fund’s organizational costs and pay offering expenses of the Fund (other than underwriting commissions) in excess of $0.05 per Share.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(p) or Section 9(a) hereof, the Fund, the Manager, the Collateral Subadvisor and the Commodity Subadvisor, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund, the Manager, the Collateral Subadvisor and the Commodity Subadvisor contained in Section 1 hereof or in certificates of any officer of the Manager on behalf of the Fund, the Manager, the Collateral Subadvisor or the Commodity Subadvisor delivered pursuant to the provisions hereof, to the performance by the Fund, the Manager, the Collateral Subadvisor and the Commodity Subadvisor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 P.M., Eastern time on the date hereof, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act preventing or suspending the use of any Preliminary Prospectus or Prospectus, and no proceedings with respect thereto shall have been initiated or, to the knowledge of counsel to the Underwriters and counsel to the Fund, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission (in the manner and within the time frame required by Rule 424(b) without reliance on rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinions of Counsel for Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of: (i) K&L Gates LLP, counsel for the Fund, substantially in the form set forth in Exhibit A-1; (ii) [—], Chief Administrative Officer and Chief Compliance Officer of the Manager, or another senior attorney of the Manager, substantially in the form set forth in Exhibit A-2; (iii) Cadwalader, Wickersham & Taft LLP, counsel for the Commodity Subadvisor, substantially in the form set forth in Exhibit A-3; and (iv) [—], Managing Director, Assistant Secretary and Associate General Counsel for the Collateral Subadvisor, or another senior attorney of the Collateral Subadvisor, substantially in the form set forth in Exhibit A-4, each together with signed or reproduced copies of such letters for each of the other Underwriters or in such other forms and substance reasonably satisfactory to counsel to the Underwriters.

In rendering its opinion, K&L Gates LLP may limit such opinion to matters involving the application of laws of the States of Illinois and the United States. To the extent K&L Gates LLP deems proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of laws of the State of Delaware, upon the opinion of Morris, Nichols, Arsht & Tunnell LLP, or other counsel of good standing whom they believe to be reliable and who are satisfactory to the Representatives; provided that (i) such reliance is expressly authorized by the opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (ii) K&L Gates LLP states in their opinion that they believe that they and the Underwriters are justified in relying thereon.

In rendering his opinion, [—] or another senior attorney for the Manager, may limit his opinion to matters involving the application of the laws of the State of Illinois, the Delaware Limited Liability Company Act and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by the Manager as to laws of any jurisdiction other than the United States, the State of Illinois and the Delaware Limited Liability Company Act, provided that (i) each such local counsel is acceptable to the Representatives, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (iii) counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

In rendering its opinion, Cadwalader, Wickersham & Taft LLP may limit such opinion to matters involving the application of laws of the Delaware Limited Liability Company Act and the United States. To the extent Cadwalader, Wickersham & Taft LLP deems proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of the Delaware Limited Liability Company Act, upon the opinion of Morris, Nichols, Arsht & Tunnell LLP, or other counsel of good standing whom they believe to be reliable and who are satisfactory to the Representatives; provided that (i) such reliance is expressly authorized by the opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (ii) Cadwalader, Wickersham & Taft LLP states in their opinion that they believe that they and the Underwriters are justified in relying thereon.

In rendering his opinion, [—] or another senior attorney for the Collateral Subadvisor, may limit his opinion to matters involving the application of the laws of the State Illinois and the Delaware General Corporation Law and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by the Collateral Subadvisor as to laws of any jurisdiction other than the United States and the laws of the State of Illinois and the Delaware General Corporation Law, provided that (i) each such local counsel is acceptable to the Representatives, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (iii) counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, substantially in the form set forth in Exhibit A-5, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Manager, on behalf of the Fund, and of the treasurer, chief financial or chief accounting officer of the Manager, on behalf of the Fund, and of the president or a vice president or managing director of the Manager, the president or a vice president or a managing director of the Commodity Subadvisor and the president or a vice president or a managing director of the Collateral Subadvisor, dated as of Closing Time, to the effect that: (i) there has been no such material adverse change, (ii) the representations and warranties of the Fund in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Manager, the Commodity Subadvisor and the Collateral Subadvisor, respectively, has complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificate by an officer of each of the Manager, Commodity Subadvisor and Collateral Subadvisor only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Manager, Commodity Subadvisor or Collateral Subadvisor, respectively, whether or not arising in the ordinary course of business, (v) with respect to the certificate by an officer of the Commodity Subadvisor only, the performance results of the Commodity Subadvisor, which are included in the Registration Statement, are true and correct as of the Closing Time, (vi) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission and (vii) with respect to the certificate by an officer of each of the Manager and Commodity Subadvisor, the information contained in “Part II: Statement of Additional Information” of the Registration Statement and the Prospectus is true and correct in all material respects as of the Closing Time and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers, LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type customarily included in an independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

(h) Liccar Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Michael J. Liccar & Co., LLC a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information confirming that the Underwriters may rely upon such letter and its contents, which concern the information contained under the heading “Gresham Performance Record” in the Registration Statement and the Prospectus.

(i) Bring-down Liccar Comfort Letter. At the Closing Time, the Representatives shall have received from Michael J. Liccar & Co., LLC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) The Manager’s Certificate. At the time of the execution of this Agreement, the Representatives shall have received from the chief financial officer of the Manager a certificate, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters containing statements and information confirming that the Underwriters may rely upon such certificate and its contents, which concern the information, supporting schedules and other financial data contained in the “break-even” table and the footnotes thereto in the Registration Statement and the Prospectus.

(l) The Manager’s Bring-down Certificate. At Closing Time, the Representatives shall have received from the chief financial officer of the Manager a certificate, dated as of the Closing Time, to the effect that they reaffirm the statements made in the certificate furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m) Execution of ML Structuring Fee Agreement and Structuring Fee Agreements. At Closing Time, Merrill Lynch shall have received the ML Structuring Fee Agreement and the Structuring Fee Agreements each dated as of the Closing Time, as executed by the Manager.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Manager, on behalf of the Fund, and of the treasurer, chief financial or chief accounting officer of the Manager, on behalf of the Fund, of the president or a vice president or managing director of the Manager, of the president or a vice president or managing director of the Commodity Subadvisor, and of the president or a vice president or managing director of the Collateral Subadvisor confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for the Fund, the Manager, the Collateral Subadvisor and the Commodity Subadvisor. The favorable opinions of counsel for the Fund, substantially in the form set forth in Exhibit A-1 hereto, the Manager, substantially in the form set forth in Exhibit A-2 hereto, the Commodity Subadvisor, substantially in the form set forth in Exhibit A-3 hereto and the Collateral Subadvisor, substantially in the form as set forth in Exhibit A-4 hereto, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) Bring-down Liccar Comfort Letter. A letter from Michael J. Liccar & Co., LLC, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(vi) The Manager’s Bring-down Certificate. A Certificate from the chief financial officer of the Manager, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(l) hereof, except that the “specified date” in the certificate furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor in connection with the organization and registration of the Fund and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor, jointly and severally, agree to indemnify and hold harmless each Underwriter and its officers, directors, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, Bona Fide Electronic Road Show or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by Merrill Lynch, [—] and [—]), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts” and the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

(b) Indemnification of Fund, the Manager, the Commodity Subadvisor, the Collateral Subadvisor, Trustees, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor, their respective trustees and directors, each of the Manager’s officers who signed the Registration Statement on behalf of the Fund, and each person, if any, who controls the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any Issuer Free Writing Prospectus, Bona Fide Electronic Road Show or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Indemnification for Sales Material. In addition to the foregoing indemnification, the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor also, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected jointly by Merrill Lynch, [—] and [—], and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Manager, the Commodity Subadvisor or the Collateral

Subadvisor, on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each manager of the Manager, each manager of the Commodity Subadvisor and each manager of the Collateral Subadvisor, respectively, each officer of the Manager who signed the Registration Statement on behalf of the Fund, and each person, if any, who controls the Fund, the Manager, the Commodity Subadvisor or the Collateral

Subadvisor, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Manager, acting on behalf of the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, the Manager, the Commodity Subadvisor or the Collateral Subadvisor, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Shares of the Fund has been suspended or materially limited by the Commission or the NYSE MKT, or if trading generally on the New York Stock Exchange, Inc. or on the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; notices to the Fund, the Manager or the Collateral Subadvisor shall be directed to Nuveen Asset Management, 333 West Wacker Drive, Chicago, Illinois 60606, Attention: Kevin J. McCarthy; notices to the Commodity Subadvisor shall be directed to 67 Irving Place, 12th Floor, New York, NY 10003. Attention: Douglas J. Hepworth.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor and their respective successors and the controlling persons and officers, trustees, shareholders and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor and their respective successors, and said controlling persons and officers, trustees, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Advisory or Fiduciary Relationship.

The Fund acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. NO CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”) MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE FUND CONSENTS TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH UNDERWRITER AND THE FUND (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE FUND AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE FUND AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE FUND IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Disclaimer of Liability of Trustees and Beneficiaries.

A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer of the Manager, on behalf of the Fund in his or her capacity as an officer of the Manager, as manager of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, managers, officers of the Manager or shareholders individually but are binding only upon the assets and properties of the Fund.

SECTION 16. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signatures on Following Pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund, the Manager, the Commodity Subadvisor and the Collateral Subadvisor in accordance with its terms.

Very truly yours,

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

By:	Nuveen Commodities Asset Management, LLC, its manager

By:
Name:
Title:

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC

By:
Name:
Title:

GRESHAM INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

NUVEEN ASSET MANAGEMENT

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

[OTHER CO-LEADS]

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Authorized Signatory

[SIGNATURE LINES FOR OTHER CO-LEADS]

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
[OTHER CO-LEADS]

Total	[—]

SCHEDULE B-1

Pricing Terms

1. The Fund is selling [—] Shares.

2. The Fund has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Shares.

3. The initial public offering price per share for the Securities shall be $25.00.

SCHEDULE B-2

Free Writing Prospectuses

[ISSUER GENERAL USE FREE WRITING PROSPECTUS]

Exhibit A-1

[FORM OF OPINION OF FUND’S COUNSEL]

Exhibit A-2

[FORM OF OPINION OF MANAGER’S COUNSEL]

Exhibit A-3

[FORM OF OPINION OF COMMODITY SUBADVISOR’S COUNSEL]

Exhibit A-4

[FORM OF OPINION OF COLLATERAL SUBADVISOR’S COUNSEL]

Exhibit A-5

[FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS]